                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported)              December 11, 2000


                            MAGNA ENTERTAINMENT CORP.
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             (Exact Name of Registrant as Specified in its Charter)


                       Delaware, United States of America
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                 (State or Other Jurisdiction of Incorporation)


          000-30578                                  98-0208374
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(Commission File Number                    (I.R.S. Employer Identification No.)


 2001 Wilshire Boulevard, Suite 400, Santa Monica, California, USA      90403
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          (Address of Principal Executive Offices)                   (Zip Code)


                                 (310) 829-9907
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              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
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          (Former Name or Former Address, if changed Since Last Report)


ITEM 5.  OTHER EVENTS

On December 11, 2000, the Registrant issued a press release in which the Registrant announced that Mr. Mark Feldman, its President and Chief Executive Officer, had resigned as a consequence of the consolidation of operational activities in Toronto. Mr. Frank Stronach, Chairman of the Board, will assume the additional responsibilities of President and Chief Executive Officer on an interim basis.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 1 Copy of Registrant's press release dated December 11, 2000 is attached as Exhibit 1.
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                                      - 2 -

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    MAGNA ENTERTAINMENT CORP.
                                                         (Registrant)

Date: December 11, 2000                             by:   /s/ Gary M. Cohn
                                                       ------------------------
                                                        Gary M. Cohn, Secretary
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                                                                       EXHIBIT 1

MAGNA ENTERTAINMENT CORP.

                                                 2001 Wilshire Blvd., Suite 400
                                                 Santa Monica, CA 90403
                                                 Tel:  (310) 829-9907
                                                 Fax:  (310) 453-1885
                                                 Website: magnaentertainment.com



                                  PRESS RELEASE

                       MAGNA ENTERTAINMENT CORP. ANNOUNCES
                       -----------------------------------
                     CONSOLIDATION OF OPERATIONS IN TORONTO
                        AND RESIGNATION OF PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER


December 11, 2000, Arcadia, California......Magna Entertainment Corp. ("MEC")
(NASDAQ: MIEC; TSE: MIE.A, MEH) today announced that it would be consolidating its operational activities in Toronto and that as a consequence, President and Chief Executive Officer Mark Feldman has elected to resign his position with the Company. Mr. Feldman will remain with the Company as a member of the Board of Directors and as a consultant in the areas of television, internet, marketing and other media applications. Frank Stronach, Chairman of the Board of the Company, will assume the additional responsibilities of President and Chief Executive Officer on an interim basis.

Mr. Stronach stated: "As was previously announced, Don Amos has been appointed Chief Operating Officer and Graham Orr has been appointed Chief Financial Officer of the Company. Mr. Amos and Mr. Orr are based in Toronto, where they were both previously senior officers of Magna International. Their appointment reflects my desire to remain closely involved with the Company during its formative years. As a result, Mark agreed that it would be more effective to consolidate operations in Toronto, but was not prepared to relocate his family to Toronto. I am pleased that Mark has agreed to continue to provide his services to the Company as a consultant, as he is an outstanding media executive."

Mr. Feldman stated: "I continue to be enthusiastic about the growth potential for the Company and its prospects to become a leader in the horse racing account wagering business. It is clear that Mr. Stronach should work closely with the executive team during these early years of developing the Company's operations. In this regard it makes sense to operate the business from Toronto. I look forward to continuing to assist MEC in its key initiatives in the electronic media fields."

The Company, one of the largest operators of premier horse racetracks in the United States, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations. These racetracks, which include Santa Anita Park and Golden Gate Fields in California, Gulfstream Park in Florida, Remington Park in Oklahoma, Thistledown in Ohio and Great Lakes Downs in Michigan, accounted for 23% of the amounts wagered on pari-mutuel racing in the United States in 1999. As a complement to its horse racing business, the Company is exploring the development of media sports wagering operations, including telephone account, interactive television, and Internet-based wagering, as well as certain leisure and retail-based real estate projects.

For further information please contact Graham Orr, Chief Financial Officer at 905-726-7099.